For Immediate Release

TradeStation Group Reports Record Results; Fourth Quarter 2004 Net Income Increases
Sequentially From Third Quarter 2004 by 94%

Company Reports Record Revenues, Income Before Income Taxes, Account Growth and DARTs in 2004
Fourth Quarter, and Record Annual Revenues, Net Income and EPS in 2004

Plantation FL, February 23, 2005 – TradeStation Group, Inc. (NasdaqNM: TRAD) today reported for the 2004 fourth quarter record revenues of $20.0 million, record income before income taxes of $5.7 million, record account growth of approximately 1,750 net new brokerage accounts, and record daily average revenue trades (DARTs) of nearly 35,000. Comparing the 2004 fourth quarter net income results sequentially to the 2004 third quarter’s, the company’s net income increased by 94%.

The company also reported record annual revenues of $71.8 million, record annual net income of $14.7 million and record annual net income per share (diluted) of 33 cents.

TradeStation Group’s 2004 fourth quarter net income was $3.6 million, or 8 cents per share (diluted), as compared to 2003 fourth quarter net income of $3.0 million, or 7 cents per share (diluted). The company’s 2004 fourth quarter income before income taxes of $5.7 million was an 88% increase from 2003 fourth quarter income before income taxes of $3.0 million. As a result of certain income tax benefits, TradeStation Group recorded minimal income tax expense in the 2003 fourth quarter, but recorded income tax expense at an effective rate of approximately 38% in the 2004 fourth quarter. Given that significant difference in income tax expense, the company believes that income before income taxes is a more accurate comparison of its performance quarter over quarter.

The company’s 2004 net income was $14.7 million, or 33 cents per share (diluted), as compared to 2003 net income of $11.6 million, or 27 cents per share (diluted), a 26% increase in net income. The company’s annual 2004 income before income taxes was $14.8 million, a 36% increase from 2003 income before income taxes of $10.9 million.

The company’s operating margin increased to 28% in the 2004 fourth quarter, as compared to 19% in the 2003 fourth quarter.

“We are very pleased with our record fourth quarter and year-end results in so many key performance areas, and look forward to setting new records in 2005,” said David Fleischman, CFO of TradeStation Group. “As expected,” added Fleischman, “our move to self-clearing for active trader equities accounts has significantly improved our operating margin, and we intend to continue to identify and pursue other cost efficiencies that will further improve profitability as we grow our business.”

“I am also pleased to report,” said Fleischman, “that the annual audit of our financial statements as of December 31, 2004 is complete and management has completed its assessment of the effectiveness of internal control over financial reporting, and has concluded that such controls were effective. We have been advised by our independent registered public accounting firm, Ernst & Young LLP, that it believes management’s assessment is fairly stated, based on the COSO criteria, and that TradeStation Group maintained effective internal control over financial reporting as of December 31, 2004. Such reports will appear in our Annual Report on Form 10-K.”

TradeStation’s Revenues Increase Sequentially From Third Quarter to Fourth Quarter 2004 by 16%

The company reported record quarterly revenues of $20.0 million for the 2004 fourth quarter, a 27% increase from revenues of $15.8 million for the 2003 fourth quarter. The company also reported record annual revenues for the second year in a row. Revenues for 2004 were $71.8 million, a 19% increase from 2003 revenues of $60.1 million.

“Not only did we experience robust year-over-year growth,” said Fleischman, “much of that growth is recent. In the 2004 fourth quarter our revenues increased sequentially from 2004 third quarter revenues by 16%.”

TradeStation Reports Record DARTs

For the 2004 fourth quarter, TradeStation experienced the following year-over-year daily trading growth results with respect to equities, futures and forex accounts:

	Q4 04	Q4 03	% Increase
Daily Average Revenue Trades	34,728	26,520	31%

“We attribute our year-over-year growth in DARTs to consistent account growth, the robustness of our high-end client base and the diversity of our service offering,” said Fleischman.

Record Account Growth in Q4 2004

TradeStation had 18,245 brokerage accounts at the end of the 2004 fourth quarter, a 48% increase year over year. The 1,750 accounts TradeStation added, net, in the 2004 fourth quarter were the most added in any quarter in the company’s history.

TradeStation’s Average Client Trades Over 500 Times Per Year and Has an Average Account Balance of Nearly $100,000 for Equities and Over $20,000 for Futures

TradeStation’s brokerage client account metrics are among the very best in the industry. TradeStation brokerage clients generated the following client account metrics in the 2004 fourth quarter:

Client Trading Activity
Annualized average revenue per account	$3,947
Annualized trades per account	506

Client Account Assets
Average assets per account (Equities)	$97,500

Average assets per account (Futures)	$20,400

TradeStation’s average client trades about 50 times more often than the average client of its larger competitors. Also, TradeStation’s average assets per equities account of nearly $100,000 and average assets per futures account of over $20,000 are double to triple the industry average.

Company Provides 2005 Business Outlook

TradeStation today also released its 2005 Business Outlook.

The company’s first quarter and full-year 2005 Business Outlook estimated ranges are as follows:

2005 BUSINESS OUTLOOK
(In Millions, Except Per Share Data)

	First			Full-year
	Quarter 2005			2005
REVENUES	$21.0	to	$23.0	$95.0	to	$107.0
INCOME BEFORE INCOME TAXES	$5.0	to	$6.0	$29.0	to	$36.0
EARNINGS PER SHARE (Diluted)	$0.07	to	$0.08	$0.40	to	$0.50

“We believe that our accomplishments this past quarter and year have set the stage to take us to the next level as an online brokerage firm,” said Bill Cruz, Co-Chairman and Co-CEO of TradeStation Group. “Today, we won 12 major awards in Stocks & Commodities magazine, including Best Stock Brokerage, unseating Ameritrade, and Best Futures Brokerage, unseating Lind-Waldock, a division of Refco. We plan to leverage this recognition to accelerate our growth in the active trader market.”

The company’s 2005 Business Outlook, and other statements or comments concerning potential results over the 2005 year, are based on assumptions about anticipated growth of active trader equities and futures accounts, the rate of growth and impact of the company’s direct-access options execution service offering, the rate of growth and impact of new forex accounts, the collectibility of unsecured accounts receivable that may arise from time to time, the timing and impact of the company’s anticipated growth of its institutional and non-US trader clients, the cost of ongoing litigation and the amount of any judgments, awards or settlements, the timing of expenses relating to company growth initiatives as compared to the timing of anticipated benefits from those initiatives, and numerous other assumptions, expectations and beliefs concerning its business, its industry, market conditions, and decisions, acts or failures to act of third parties outside of the company’s control. All assumptions, expectations and beliefs relating to the Business Outlook are forward-looking in nature and actual results may differ materially from those estimated, including, but not limited to, as a result of, or as indicated by, the issues, uncertainties and risk factors set forth below and in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004.

Conference Call/Webcast

At 11:00, a.m., Eastern Time, today, the senior management of TradeStation Group will conduct an analyst conference call to discuss the company’s 2004 fourth quarter and year-end results. All company shareholders and the public are invited to listen. The telephone conference will be broadcast live via the Internet at www.TradeStation.com. The live webcast will be accompanied by slides of graphs and charts. A rebroadcast of the call will be accessible for approximately 90 days.

About TradeStation Group, Inc.

TradeStation Group, Inc. (NasdaqNM: TRAD), through its operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to institutional, professional and serious, active individual traders. TradeStation is an electronic trading platform that offers state-of-the-art direct-access order execution and enables clients to design, test, monitor and automate their own custom trading strategies. In March 2004, TradeStation was named Best Broker for Active Traders by Barron’s magazine for the second year in a row (and also received the highest rating for trade execution for the second consecutive year) and, in February 2005, was named Best Stock Brokerage and Best Futures Brokerage and, for the third year in a row, Best Direct-Access Stock Broker, Best Direct-Access Futures Broker, Best Professional Platform and Best Institutional Platform, in Technical Analysis of Stocks and Commodities magazine. The trading platform currently offers streaming real-time Equities, Options, Futures and Forex market data.

TradeStation Securities, Inc. (Member NASD, NYSE, SIPC, NSCC, DTC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant, and also a member of the American Stock Exchange, Archipelago Exchange, Boston Options Exchange, Chicago Board Options Exchange, Eurex US, International Securities Exchange, Pacific Exchange and Philadelphia Stock Exchange. The company’s other operating subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services, and hosts the company’s annual users conference.

Forward-Looking Statements – Issues, Uncertainties and Risk Factors

This press release, including the Business Outlook for 2005, and today’s earnings conference call, contain statements and estimates that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release or the conference call, the words “anticipate(s),” “anticipated,” “anticipation,” “assume(s),” “assumption(s),” “become(s),” “belief(s),” “believe(s),” “believed,” “could,” “designed,” “estimate,” “estimates,” “estimated,” “expect(s),” “expected,” “expectation(s),” “going forward,” “future,” “hopeful,” “hope(s),” “intend(s),” “intended,” “look forward,” “may,” “opportunity,” “opportunities,” “outlook(s),” “pending,” “plan(s),” “planned,” “potential,” “scheduled,” “shall,” “should,” “think(s),” “to be,” “upcoming,” “well-positioned,” “will,” “would,” and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results herein suggested or suggested in the conference call. Factors that may cause or contribute to the various potential differences include, but are not limited to, unanticipated risks or negative effects of or associated with self-clearing; the cost savings and efficiencies of self-clearing being less favorable than expected as a result of unanticipated increased fixed, infrastructure or incremental costs, mistakes, including risk management errors or deficiencies (the company has minimal self-clearing experience), or other factors; the effect of unanticipated increased infrastructure costs that may be incurred as the company grows its brokerage firm operations, adds accounts and introduces and expands existing and new product and service offerings; the frequency and collectibility of unsecured client account debits as a result of volatile market movements in concentrated positions held in client accounts and other high-risk positions or circumstances; the ability to provide sufficient short-sale inventory to brokerage clients as a result of new industry rules that have taken and will take effect in 2005, and generally; the effect that the company’s low commission pricing structure for equities and futures trades, and any ongoing modifications to its equities or futures pricing structure, will have on brokerage revenue and profitability; market pressure to continue to lower substantially pricing on brokerage and subscription services as a result of such services being provided at lower or minimal costs by brokerages, financial institutions and other financial companies to their customers, or for other market reasons; the timing and success of marketing campaigns, and the effect of the decision by the company to increase materially advertising and marketing expenditures to try to help accelerate growth of revenues and market share; TradeStation’s technology not attracting as many new customers, or resulting in as much increased trading activity, or producing as many subscriptions for optional premium services, as the company expects; the quality and/or pricing of the company’s forex and options execution services failing to appeal to forex and/or options traders to the degree the company anticipates; the company’s ability (or lack thereof) to achieve significant net increases in DARTs, brokerage accounts and brokerage revenues sequentially or quarter over quarter (TradeStation DARTs decreased sequentially from second to third quarter 2004 and may decrease sequentially in subsequent periods as a result of negative market conditions or other factors); technical difficulties or errors in the products and/or services, particularly TradeStation (and its updates, including TradeStation 8.1); changes in the condition of the securities and financial markets, including decreases in the combined average share volume of the major exchanges and in market volatility; issues and difficulties, and unanticipated expenses or claims, the company may face as it seeks to grow an institutional trader market business (as the company has no significant prior experience with institutional trader marketing, sales or product development operations); the entrance of new competitors or competitive products or services into the market; adverse results in pending or possible future litigation against the company (including three lawsuits filed by the co-founders of onlinetrading.com, a brokerage acquired by the company in 2000, and several pending NASD arbitration proceedings concerning claims of brokerage clients, which, in the aggregate, seek tens of millions of dollars in damages) that are significantly different than is currently estimated or expected (and it should be noted that the company does not maintain errors or omissions insurance that might cover, in whole or in part, some of the claims and costs related to certain litigation); the amount of unexpected legal, consultation and professional fees (including those expenses as they relate to the onlinetrading.com co-founder lawsuits against the company described above, all of which the company considers baseless, but which may result in higher-than-anticipated attorneys’ fees and litigation expenses); the company’s estimated earnings per share (diluted) are based on the assumption of an average stock price for particular time periods (if the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower); the general variability and unpredictability of operating results forecast on a quarterly basis; other items, events and unpredictable costs or revenue impact that may occur; and other issues, risks and uncertainties indicated from time to time in the company’s filings with the Securities and Exchange Commission including, but not limited to, the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004, and other SEC filings and company press releases.

Contact —

David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
	(Unaudited)
REVENUES:
Brokerage revenues	$17,834,506	$13,377,379	$62,465,417	$50,857,943
Brokerage interest expense	626,058	-	739,499	-

Net brokerage revenue	17,208,448	13,377,379	61,725,918	50,857,943
Subscription fees	2,071,987	1,851,167	8,124,944	7,033,557
Other	683,287	552,719	1,989,194	2,257,823

Net revenues	19,963,722	15,781,265	71,840,056	60,149,323

OPERATING EXPENSES:
Clearing and execution costs	4,556,856	4,808,058	21,319,418	17,937,741
Data center costs	1,508,427	1,385,293	5,969,296	5,109,718
Technology development	1,811,857	1,652,722	7,404,166	7,144,491
Sales and marketing	3,602,628	2,734,741	11,827,257	10,451,588
General and administrative	2,951,218	2,225,133	10,903,253	8,777,931

Total operating expenses	14,430,986	12,805,947	57,423,390	49,421,469

Income from operations	5,532,736	2,975,318	14,416,666	10,727,854
OTHER INCOME, net	193,292	70,428	396,126	165,564

Income before income taxes	5,726,028	3,045,746	14,812,792	10,893,418
INCOME TAX PROVISION (BENEFIT)	2,171,655	(992)	118,344	(730,821)

Net income	$3,554,373	$3,046,738	$14,694,448	$11,624,239

EARNINGS PER SHARE:
Basic	$0.09	$0.07	$0.35	$0.29

Diluted	$0.08	$0.07	$0.33	$0.27

WEIGHTED AVERAGE SHARES
OUTSTANDING:
Basic	41,790,770	41,319,696	41,657,981	40,467,309

Diluted	44,306,032	44,627,860	44,316,867	43,390,208

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
	2004	2003
ASSETS:

Cash and cash equivalents, including restricted cash of $1,911,426 and $2,150,354 at December 31, 2004 and 2003, respectively	$32,111,235	$30,485,229
Cash segregated in compliance with federal regulations	347,094,597	532,273
Marketable securities	—	1,997,060
Receivables from brokers, dealers, clearing organizations and clearing agents	19,404,102	526,832
Receivables from brokerage customers, net	56,984,622	—
Property and equipment, net	3,075,186	3,628,773
Deferred income taxes, net	3,811,716	—
Deposits with clearing organizations and clearing agents	14,498,375	—
Other assets	2,695,996	830,385

Total assets	$479,675,829	$38,000,552

LIABILITIES AND SHAREHOLDERS’ EQUITY:

LIABILITIES:
Payables to brokers, dealers and clearing organizations	$3,089,950	$558,780
Payables to brokerage customers	420,709,173	518,699
Accounts payable	2,204,845	2,047,332
Accrued expenses	4,346,621	5,129,715

Total liabilities	430,350,589	8,254,526
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:	49,325,240	29,746,026

Total liabilities and shareholders’ equity	$479,675,829	$38,000,552